UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 6, 2004.
       -------------------------------------------------------------------

                            GENESIS BIOVENTURES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


         New  York                      000-30252                98-0163232
 ----------------------------         -------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
   of  incorporation)                 File  Number)          Identification No.)

              1A-3033 King George Hwy., Surrey, BC, Canada V4P 1B8
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (604) 542-0820
                            -------------------------
               Registrant's telephone number, including area code

                                      None
               --------------------------------------------------
                  (Former Address If Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written  communications  pursuant to Rule 425 under the Securities Act (17
      CFR  230.425)
[  ]  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)
[  ]  Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
      Exchange  Act  (17  CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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     Item  1.01.  Entry  Into  Material  Definitive  Agreement

     On November 6, 2004, Genesis Bioventures, Inc. (the "Company") entered into a letter agreement with Resources Development International Group SAK ("RDIG") pursuant to which RDIG will act as distributor for an offering pursuant to Regulation S ("Reg S") promulgated under the Securities Act of 1933 (the "Act") of 40 million shares of common stock and warrants to purchase 20 million shares of common stock of the Company for an aggregate purchase price of $6.8 million less a discount to RDIG of 10% for a net total price to the Company of $6.12 million. In addition, the Company will pay its own expenses and reimburse RDIG to the extent of 3% of the net proceeds.

     All the proceeds are intended to be utilized to fund the Company's previously announced merger with Corgenix Medical Corp., and for general operating  expenses,  and  research  and  development,  and  related capital and operating costs of the combined company. A minimum Take-Out Financing of $6,000,000 is one of the conditions of the merger. If the full amount of the 40,000,000 shares are acquired by RDIG Investors, the new investors will own approximately 42% of the common shares of the combined company, assuming the merger is completed. There is no assurance thereof.

     The warrants shall be dated the date of the consummation of the GBI/Corgenix merger, and shall be valid for 18 months thereafter. The warrants will be priced at a discount to market at the time, but the final exercise price of the warrants shall not be less than $0.20 nor more than $0.30. It is intended that there will be a future Registration Statement with respect to the shares underlying the warrants.

     RDIG is not, and will not, be bound in any way to invest or raise the full amount of $6.8 million. In the event that the full amount is not invested or raised, any party may reject the transaction or any remaining portion thereof, and elect not to fulfill or accept any remaining investment.

     The securities have not been registered under the Act and may not be offered or sold in the United States or to a U.S. Person as defined in Reg S absent registration or an applicable exemption from the registration requirements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GENESIS  BIOVENTURES,  INC.
                                        (Registrant)

Dated:  November  12,  2004             By   /s/  E.  Greg McCartney
                                             ---------------------------------
                                             E.  Greg  McCartney
                                             Chairman  and  CEO


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